UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 5, 2014

AMERICAN MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35257	27-0855785
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 16th Street, Suite 310 Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (720) 457-6060
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

On June 5, 2014, American Midstream GP, LLC (the “General Partner”), the general partner of American Midstream Partners, LP (the “Company”) entered into a Change of Control Severance Agreement (the “Agreement”) with Tom L. Brock, the General Partner’s and Company’s Vice President, Chief Accounting Officer and Corporate Controller.

Pursuant to the Agreement, Mr. Brock is entitled to certain benefits in the event of a Change of Control, as such term is defined in the Second Amended and Restated American Midstream GP, LLC Long Term Incentive Plan ("LTIP"), filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K as filed Securities and Exchange Commission on July 17, 2012.

Upon a Change of Control, all of Mr. Brock’s then-unvested phantom units issued to him under the LTIP not previously forfeited will vest as of the closing date of such Change of Control. In addition, if, within six months following a Change of Control, (i) Mr. Brock’s employment is terminated, other than for cause, (ii) Mr. Brock’s employment location is moved more than 50 miles from its location at the time of the Change of Control and Mr. Brock elects to terminate his employment, (iii) Mr. Brock’s employment responsibilities or authority are materially diminished and Mr. Brock elects to terminate his employment, or (iv) Mr. Brock’s compensation is materially diminished and Mr. Brock elects to terminate his employment, and the General Partner fails to cure any such (i) - (iv) within 90 days of receipt of notice from Mr. Brock, Mr. Brock shall be entitled to two years of his base salary at the time of such termination payable in 24 equal monthly installments.

The foregoing summary of the Agreement is qualified in its entirety by reference to the copy of the Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. See “Exhibits Index” attached to this Current Report on Form 8-K, which is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Midstream Partners, LP

By: American Midstream GP, LLC,
its General Partner
Date:
June 11, 2014	By:	/s/ Daniel C. Campbell
	Name:	Daniel C. Campbell
	Title:	Senior Vice President and Chief Financial Officer

Exhibit Number        Description

10.1	Change of Control Severance Agreement